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                                                                     Exhibit 1.1

                                12,316,110 SHARES


                          ALPHA NATURAL RESOURCES, INC.

                          COMMON STOCK, $0.01 PAR VALUE


                             UNDERWRITING AGREEMENT



January [  ], 2006


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                                                               January [ ], 2006




Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Davenport & Company LLC
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:
         The stockholders of Alpha Natural Resources, Inc., a Delaware corporation (the "COMPANY"), listed on Schedule I hereto (each, a "SELLING STOCKHOLDER" and, collectively, the "SELLING STOCKHOLDERS") severally propose to sell to the several Underwriters named on Schedule II hereto (the "UNDERWRITERS") an aggregate of 12,316,110 shares (the "FIRM SHARES") of the common stock, $0.01 par value per share, of the Company, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name on Schedule I hereto.
         Certain of the Selling Stockholders also severally propose to sell to the several Underwriters not more than an additional 1,847,417 shares of common stock, $0.01 par value per share, of the Company (the "ADDITIONAL SHARES"), each such Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name on Schedule I hereto, if and to the extent that Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC (collectively, the "MANAGERS") shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of common stock (including the Shares), $0.01 par value per share, of the Company are hereinafter referred to as the "COMMON STOCK." The Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS."
         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (File No. 333-129030), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the


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"SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT";
the final prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         For the purposes of this Agreement, "free writing prospectus" has the meaning set forth in Rule 405 under the Securities Act and "TIME OF SALE PROSPECTUS" means the preliminary prospectus included in the Registration Statement at the time it became effective, together with the free writing prospectuses, if any, each identified on Schedule IV hereto. As used herein, the terms "REGISTRATION STATEMENT," "PRELIMINARY PROSPECTUS," "TIME OF SALE PROSPECTUS" and Prospectus shall include the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT," and "AMEND" as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are incorporated by reference therein.

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

     (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and


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(iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to the information contained in or omitted from the Registration Statement, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, based upon information furnished to the Company in writing by or on behalf of the Underwriters through the Managers expressly for use therein.

     (c) (i) At the time of filing the Registration Statement and (ii) at the date of this Agreement, the Company is not an "Ineligible Issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. Except for the free writing prospectuses, if any, identified on Schedule IV hereto, and "bona fide electronic road shows," if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

     (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except (i) where the failure to be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT") and (ii) for jurisdictions not recognizing the legal concepts of good standing or qualification.

     (e) The entities listed on Schedule III hereto are the only subsidiaries, direct or indirect, of the Company. Each subsidiary of the Company has been


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duly incorporated or formed and is an existing limited liability company, corporation or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign limited liability company, corporation or limited partnership, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except (i) where the failure to be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (ii) for jurisdictions not recognizing the legal concepts of good standing or qualification. All of the limited liability company membership interests, outstanding shares of capital stock ("SUBSIDIARY SHARES") and limited partnership interests (collectively, the "SUBSIDIARY EQUITY INTERESTS") of each subsidiary of the Company have been duly authorized and, to the extent certificated, have been validly issued, and all Subsidiary Shares are fully paid and non-assessable. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Subsidiary Equity Interests are owned by the Company, directly or through subsidiaries, free from all liens, encumbrances and security interests, other than liens, encumbrances and security interests imposed in favor of the lenders under the senior secured credit facility of Alpha Natural Resources, LLC, as borrower, and Alpha NR Holding, Inc., as parent guarantor, described in the Time of Sale Prospectus and the Prospectus or permitted thereunder.

     (f) This Agreement has been duly authorized, executed and delivered by the Company.

     (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

     (h) The shares of the Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and non-assessable.

     (i) Neither the Company nor any of its subsidiaries is (i) in violation of its respective certificate of incorporation, certificate of limited partnership or certificate of formation, as applicable, or by-laws, limited liability company agreement or limited partnership agreement, as applicable, or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or their respective property is bound, except with respect to clause (ii) only, to the


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extent that such default would not reasonably be expected to have a Material
Adverse Effect.

     (j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court or any regulatory authority is required for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares except for (i) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, or filings as may be required to be obtained or made under state securities or "blue sky" laws or by the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and sale of the Shares by the Underwriters and (ii) such consents, approvals, authorizations, orders, or filings which have been previously obtained or made or as to which the failure to so obtain or make would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the consummation by the Company of the transactions contemplated by this Agreement.

     (k) Each of (i) the execution, delivery and performance of this Agreement and compliance with the terms and provisions hereof and (ii) the sale of the Shares by the Selling Stockholders, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) any agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any subsidiary is subject, or (C) the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company or the certificate of incorporation or certificate of formation, as applicable, or by-laws or limited liability company agreement or limited partnership agreement, as applicable, of any such subsidiary, except, in the case of clauses (A) and (B), for such breaches, violations or defaults as would not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated hereby by such parties.

     (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus.

     (m) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no pending actions, suits or proceedings against or involving the Company, any of its subsidiaries or any of their respective properties that


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would reasonably be expected, individually or in the aggregate, to have a
Material Adverse Effect, or to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are threatened in writing or, to the Company's knowledge, contemplated.

     (n) The preliminary prospectus, dated January [ ], 2006, filed as part of the Registration Statement, or filed pursuant to Rule 424 under the Securities Act, complied as to form when so filed in all material respects (other than with respect to pricing terms) with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (o) The Company is not, and after giving effect to the offering and sale of the Shares by the Selling Stockholders will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (p) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property that, to the knowledge of the Company, is contaminated with any substance that is subject to any environmental laws, is, to the knowledge of the Company, liable for any off-site disposal or contamination pursuant to any environmental laws, or is, to the knowledge of the Company, subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

     (q) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

     (r) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the Company and its subsidiaries taken as a whole, in each case free from liens,


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encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries hold any leased real or personal property that is material to the Company and its subsidiaries taken as a whole under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them; provided, that the Company and its subsidiaries shall not be deemed to hold a less than fully marketable leasehold interest solely because the consent of the lessor to future assignments has not been obtained.

     (s) The Company and its subsidiaries own, possess, have the right to use, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, except for such failures to so own, possess or have the right to use or acquire such intellectual property rights which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (t) Except as disclosed in the Time of Sale Prospectus and the Prospectus, no labor dispute with the employees of the Company or any subsidiary (except for routine disciplinary and grievance matters) exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (u) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law.

     (v) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for those which the failure to so possess would not reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.


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     (w) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (x) The financial statements, together with the related schedules and notes, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position of ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and subsidiaries on a combined basis as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved; and with respect to the Company and the Nicewonder Acquisition (as such term is defined in the Time of Sale Prospectus and the Prospectus), the assumptions used in preparing the pro forma financial statements included in the Time of Sale Prospectus and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

     (y) KPMG LLP, who have audited certain financial statements included in the Time of Sale Prospectus and the Prospectus, whose reports appear in the Time of Sale Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 6(e) hereof, are independent public accountants as contemplated by the Securities Act and the rules and regulations of the Commission thereunder.

     (z) The Company and its subsidiaries maintain disclosure controls and procedures (as defined as Rule 13a-15 of the Exchange Act) designed to ensure that information required to be disclosed by the Company, including its consolidated subsidiaries, in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out evaluations, under the supervision and with the participation of the Company's management, of the effectiveness of the design and operation of the


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Company's disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

     (aa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except for any such violation of the FCPA or failure to comply with the FCPA or to institute and maintain such policies and procedures that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (bb) Each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), except where noncompliance would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA or any other liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect.

     (cc) The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the caption "Description of Capital Stock," in so far as they purport to constitute a summary of the terms of the Common Stock, under the caption "Description of Indebtedness," in so far as they purport to constitute a summary of the terms of the Company's material indebtedness, and under the captions "Shares Eligible For Future Sale," "Environmental and Other Regulatory Matters" and "Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders," in so far as they purport to describe the provisions of laws and documents referred to therein, are accurate, complete and fair in all material respects.

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     2. Representations and Warranties of each of the Selling Stockholders. Each
Selling Stockholder severally and not jointly represents and warrants to and agrees with each of the Underwriters and the Company that:

     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

     (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, by-laws, limited partnership agreement, operating agreement, or similar organizational document of such Selling Stockholder, (iii) any agreement or other instrument binding upon such Selling Stockholder and (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except in the case of clauses (i) and (iii) as would not individually or in the aggregate have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except for the registration of the Shares under the Securities Act and such as may be required to be obtained or made under state securities or "blue sky" laws or by the rules and regulations of the NASD in connection with the purchase and sale of the Shares by the Underwriters.

     (c) Such Selling Stockholder is, and immediately prior to the Closing Date and each Option Closing Date (as defined in Section 3 hereof) such Selling Stockholder will be, the owner of the Shares to be sold by such Selling Stockholder under this Agreement, free and clear of all security interests, claims, liens, equities or other encumbrances; and such Selling Stockholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

     (d) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the respective Underwriters or to a securities account of Morgan Stanley & Co. Incorporated on behalf of the respective Underwriters, (i) DTC shall be a "protected purchaser" (as defined under Section 8-303 of the Uniform Commercial Code of Delaware (the "Delaware UCC")) of such Shares, provided that it has no "notice" of an adverse


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claim within the meaning of Section 8-105 of the Delaware UCC, (ii) the respective Underwriters will acquire a valid security entitlement in respect of such Shares under Section 8-501 of the Uniform Commercial Code of New York (the "New York UCC"), and (iii) no action based on an "adverse claim", within the meaning of Section 8-102 of the New York UCC, to such security entitlement may be asserted against the respective Underwriters, provided that they have no "notice" of an adverse claim within the meaning of Section 8-105 of the New York UCC; for purposes of the representations in this clause (e), such Selling Stockholder may assume that (A) DTC is a "securities intermediary" (as defined in Section 8-102 of the New York UCC), and the State of New York is the "securities intermediary's jurisdiction" of DTC for purposes of Section 8-110 of the New York UCC, (B) the Shares are registered in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing the Shares, and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the New York UCC.

     (e) With respect to First Reserve Fund IX, L.P. and ANR Fund IX Holdings, L.P. only, such Selling Stockholders are not prompted to sell their Shares pursuant to this Agreement by any material information concerning the Company or its Subsidiaries that has not been publicly disclosed.

     (f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

     3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[ ] a share (the "PURCHASE PRICE") the number of Firm


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Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth on Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Sellers other than Madison Capital Funding LLC, severally and not jointly, agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,847,417 Additional Shares in the aggregate at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth on Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company and each Seller hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) in the case of the Company, file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     The restrictions contained in the preceding paragraph shall not apply to
(a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (c) grants, issuances or exercises under any existing employee benefit plan of the Company, (d) the filing of a registration statement on Form S-8 relating to shares of Common Stock, (e) the issuance of Common Stock, or securities exercisable or convertible into Shares of Common Stock, by the Company in connection with the acquisition of, or joint venture with, another company, (f) transactions by a Selling Stockholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (g) transfers by a Selling Stockholder of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (h) transfers by a Selling Stockholder to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held, directly or indirectly, by such Selling Stockholder, or (i) distributions by a Selling Stockholder of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members or stockholders of the Selling Stockholders; provided that in the case of any transfer or distribution pursuant to clause (g), (h) or (i): (i) each, recipient, donee or distributee (other than charitable organizations) shall enter into a lock-up letter substantially in the form of Exhibit A hereto and
(ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be voluntarily made in respect of the transfer or distribution during the 90-day restricted period absent a legal requirement to make such filing. In addition, each Selling Stockholder agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, provided that a Selling Stockholder may issue to the Company a demand pursuant to the Stockholder Agreement of the Company so long as no registration statement is filed during such 90-day period. Each Selling Stockholder severally and not jointly consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of any Shares held by such Selling Stockholder except in compliance with the foregoing restrictions.

     4. Terms of Public Offering. The Company and the Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the

Sellers are further advised by you that the Shares are to be offered to the public initially at $[ ] a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $[ ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[ ] a share, to any Underwriter or to certain other dealers.

     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller by wire transfer in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on January [ ], 2006, or at such other time on the same or such other date, not later than January [ ], 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     Payment for any Additional Shares to be sold by a Seller shall be made to such Seller by wire transfer in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [ ], 2006, as shall be designated in writing by you.

     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. Conditions to the Underwriters' Obligations. The several obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries (including, without limitation, the 10% Senior Notes due 2012 issued by Alpha Natural Resources, LLC and Alpha Natural Resources Capital Corp.) by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, properties, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

     (b) The Underwriters shall have received on the Closing Date and, if applicable, any Option Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in
Section 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement that are not qualified by materiality are true and correct in all material respects, and that the representations and warranties of the Company contained in this Agreement that are qualified by materiality are true and correct, in each case, as of the Closing Date, and that the Company has, in all material respects, complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (c) The Underwriters shall have received on the Closing Date:

               (i) an opinion and negative assurance statement of Bartlit Beck Herman Palenchar & Scott LLP, special counsel for the Company, addressed to the Underwriters and substantially in the form of Exhibits B and C hereto;

               (ii) an opinion of Simpson Thacher & Bartlett LLP, special counsel for the Company, addressed to the Underwriters and substantially in the form of Exhibit D hereto;

               (iii) an opinion and negative assurance statement of Vaughn R. Groves, Vice President and General Counsel of the Company, addressed to the Underwriters and substantially in the form of Exhibit E hereto; and

               (iv) an opinion of Thomas R. Denison, General Counsel of First Reserve GP IX, Inc., addressed to the Underwriters and substantially in the form of Exhibit F hereto.

     (d) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, with respect to certain matters required by the Managers, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

     (f) The Underwriters shall have received on the date hereof, a certificate dated the date hereof, in form and substance satisfactory to the Underwriters, from David Stuebe, Vice President and Chief Financial Officer of the Company, containing statements with respect to certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

     (g) The Shares shall have been listed on the New York Stock Exchange.

     (h) The "lock up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders (other than by the Selling Stockholders party hereto) and officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     (i) Each Selling Stockholder shall have furnished or caused to be furnished to you on the Closing Date, and, if applicable, any Option Closing Date, customary certificates of officers of such Selling Stockholder satisfactory to you to the effect that:

                  (i) the representations and warranties of such Selling Stockholder in this Agreement that are not qualified by materiality are true and correct in all material respects and the representations and warranties of such Selling Stockholder in this Agreement that are qualified by materiality are true and correct, on and as of the Closing Date or the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date, or the Option Closing Date, as the case may be; and

                  (ii) such Selling Stockholder has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date or the Option Closing Date, as the case may be.

     (j) Each Selling Stockholder shall have furnished or caused to be furnished to you on the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and other matters related to the sale of such Additional Shares.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

     (a) To furnish to you, without charge, eight signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 2:00 p.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object, and to file with the

Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

     (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters or counsel for the

Company, it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities
Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly prepare, file with the Commission and furnish, at its own expense (provided, however, after nine months from the date of the Prospectus, any such preparing, filling and furnishing will be at the expense of the Underwriters to the extent such expense is reasonable), to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (g) To refrain from taking, directly or indirectly, actions designed to or which constitute or which might reasonably be expected to result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company.

     (h) To endeavor to qualify the Shares for offer and sale under the securities or "blue sky" laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction.

     (i) To make generally available to the Company's security holders and to the Managers as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the costs and expenses relating to the following matters: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants and one counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters (excluding any transfer or other taxes payable thereon, which taxes shall be paid by the Selling Stockholders), (iii) the cost of printing or producing any "blue sky" or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the "blue sky" or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any bona fide electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show,
(viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and all travel and lodging expenses of the representatives of the Underwriters in connection with the road show. It is further understood, however, that the fees and disbursements of counsel for the Underwriters that the Company may be required to pay pursuant to clauses (iii) and (iv) of this Section 7(j) shall not exceed $25,000 in the aggregate.

The provisions of Section 7(j) shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

     (k) To comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 ("SARBANES-OXLEY"), and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley.

     8. Covenant of the Underwriters. Unless the Company provides prior written consent, each Underwriter severally, but not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

     9. Indemnity and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act (provided that the Company's indemnification obligation shall not extend to any free writing prospectus required to be filed by the Company due to an Underwriter's breach of Section 8) or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by or on behalf of the Underwriter through the Managers expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

     (b) Each of the Selling Stockholders agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement. Each Underwriter acknowledges that the information in the Time of Sale Prospectus and the Prospectus contained under the caption "Principal and Selling Stockholders," insofar as it relates to such Selling Stockholder and the beneficial ownership of such Selling Stockholder's shares, constitutes the only information furnished in writing by or on behalf of such Selling Stockholder for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, or in any amendment or supplement thereto.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Company and the Selling Stockholders to such Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Managers specifically for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any other free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto.

     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party or at the option of the indemnifying party, shall retain counsel (and local counsel, if necessary) reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (based on the advice of counsel to the indemnified party). It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 9(a) or 9(b), and by the Company in the case of parties indemnified pursuant to
Section 9(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Stockholders under the contribution agreement contained in this paragraph are several in proportion to the gross proceeds received by them respectively from the sale of their Shares under this Agreement and not joint, and the liability of each Selling Stockholder under this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

     (f) The Company, the Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no

Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     10. Termination. The Underwriters may terminate this Agreement by notice given by the Managers to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or
(v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Managers, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, other than by reason of a default by any of the Underwriters described in the preceding paragraph or if for any reason the Company or any Seller shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally through the Managers on demand, for all out of pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. The provisions of this paragraph shall not supersede or otherwise affect any agreement that the Sellers may otherwise have with the Company with respect to the payment of expenses in such circumstances.

     12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

     (b) The Company acknowledges that in connection with the offering of the
Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

     13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     16. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Morgan Stanley Equity Capital Markets Syndicates Desk (fax no:
(212) 761-0316) and confirmed to Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: General Counsel; and if sent to the Company or the Selling Stockholders, will be mailed, delivered or telefaxed to ((276) 628-3116) and confirmed to it at One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, Attention General Counsel.

                                          Very truly yours,

                                          ALPHA NATURAL RESOURCES, INC.


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

                                          Selling Stockholders:

                                          FIRST RESERVE FUND IX, L.P.

                                          By: First Reserve GP IX, L.P., General
                                          Partner of First Reserve Fund IX, L.P.
                                          By: First Reserve GP IX, Inc.,
                                          Its General Partner


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          ANR FUND IX HOLDINGS, L.P.

                                          By: First Reserve GP IX, L.P., General
                                          Partner of ANR Fund IX Holdings, L.P.
                                          By: First Reserve GP IX, Inc.,
                                          Its General Partner


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          MADISON CAPITAL FUNDING LLC


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Davenport & Company LLC


Acting severally on behalf of themselves and the several Underwriters named on
    Schedule II hereto


By:    Morgan Stanley & Co. Incorporated


By:
    ----------------------------------------
    Name:
    Title:


By:    Citigroup Global Markets Inc.


By:
    ----------------------------------------
    Name:
    Title:


By:    UBS Securities LLC


By:
    ----------------------------------------
    Name:
    Title:

                                                                      SCHEDULE I



                                                                  MAXIMUM
                                                                 NUMBER OF
                                               NUMBER OF         ADDITIONAL
                                              FIRM SHARES       SHARES TO BE
         SELLING STOCKHOLDER                  TO BE SOLD            SOLD
--------------------------------------        -----------       ------------

First Reserve Fund IX, L.P.                    10,818,268        1,644,724

ANR Fund IX Holdings, L.P.                      1,333,226          202,693

Madison Capital Funding LLC                       164,616                0
                                               ----------        ---------

         Total:........................        12,316,110        1,847,417
                                               ==========        =========

                                                                     SCHEDULE II



                                                        NUMBER OF FIRM SHARES
                  UNDERWRITER                             TO BE PURCHASED
------------------------------------------------        ---------------------

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

UBS Securities LLC

Bear, Stearns & Co. Inc.

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

Davenport & Company LLC
                                                              ----------
         Total:..................................             12,316,110
                                                              ==========

                                                                    SCHEDULE III



Subsidiaries:


                                                          State of Incorporation
             Name of Subsidiary                              or Organization
             ------------------                           ----------------------

1.  Alpha Coal Sales Co., LLC                                   Delaware

2.  Alpha Land and Reserves, LLC                                Delaware

3.  Alpha Natural Resources, LLC                                Delaware

4.  Alpha Natural Resources Capital Corp.                       Delaware

5.  Alpha Natural Resources Services, LLC                       Delaware

6.  Alpha NR Holding, Inc.                                      Delaware

7.  Alpha Terminal Company, LLC                                 Delaware

8.  AMFIRE, LLC                                                 Delaware

9.  AMFIRE Holdings, Inc.                                       Delaware

10. AMFIRE Mining Company, LLC                                  Delaware

11. AMFIRE WV, L.P.                                             Delaware

12. Black Dog Coal Corp.                                        Virginia

13. Brooks Run Mining Company, LLC                              Delaware

14. Buchanan Energy Company, LLC                                Virginia

15. Callaway Natural Resources, Inc.                            Delaware

16. Callaway Land and Reserves, LLC                             Delaware

17. Dickenson-Russell Coal Company, LLC                         Delaware

18. Dickenson-Russell Land and Reserves, LLC                    Delaware

19. Enterprise Mining Company, LLC                              Delaware

20. Esperanza Coal Co., LLC                                     Delaware

21. Herndon Processing Company, LLC                             West Virginia


                                      III-1

22. Kepler Processing Company, LLC                              West Virginia

23. Kingwood Mining Company, LLC                                Delaware

24. Litwar Processing Company, LLC                              West Virginia

25. Mate Creek Energy, LLC                                      Delaware

26. Maxxim Rebuild Co., LLC                                     Delaware

27. Maxxim Shared Services, LLC                                 Delaware

28. Maxxum Carbon Resources, LLC                                Delaware

29. McDowell-Wyoming Coal Company, LLC                          Delaware

30. Nicewonder Contracting, Inc.                                West Virginia

31. Paramont Coal Company Virginia, LLC                         Delaware

32. Powers Shop, LLC                                            Virginia

33. Premium Energy, LLC                                         Delaware

34. Riverside Energy Company, LLC                               West Virginia

35. Solomons Mining Company                                     West Virginia

36. Twin Star Mining, Inc.                                      West Virginia

37. Virginia Energy Company, LLC                                Delaware

38. White Flame Energy, Inc.                                    West Virginia


                                      III-2

                                                                     SCHEDULE IV

                           [FREE WRITING PROSPECTUSES]

                                                                       EXHIBIT A



                            [FORM OF LOCK-UP LETTER]


                                        January [  ], 2006

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), Citigroup Global Markets Inc. ("CGMI") and UBS Securities LLC ("UBS") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Alpha Natural Resources, Inc., a Delaware corporation (the "COMPANY") and the Selling Stockholders listed on Schedule I to the Underwriting Agreement (the "SELLING STOCKHOLDERS"), providing for the public secondary offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley, CGMI and UBS (the "UNDERWRITERS"), of 12,316,110 shares (the "SHARES") of the Common Stock, $0.01 par value per share, of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, CGMI and UBS on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing by any party under the

Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) if the undersigned is an executive officer of the Company, (i) sales or other dispositions of Common Stock pursuant to written trading plans designed to comply with Rule 10b5-1 of the Exchange Act ("10b5-1 PLANS") that were existing on or prior to December 15, 2005 or (ii) the entry by the undersigned into new 10b5-1 Plans, provided that no sales or other dispositions pursuant to this clause (b)(ii) may occur under such plans until the expiration of the restricted period referred to in the foregoing sentence, (c) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts to charitable organizations, (d) other than to charitable organizations, transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts, or as a result of testate, intestate succession or bona fide estate planning, (e) transfers by the undersigned to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held, directly or indirectly, by the undersigned or (f) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members or stockholders of the undersigned, provided that in the case of any transfer or distribution pursuant to clause (d), (e) or (f), (i) each transferee or distributee shall sign and deliver a lock-up letter substantially in the form of Exhibit A to the Underwriting Agreement and (ii) the undersigned and the transferee shall not voluntarily file a report under the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence absent a legal requirement to make such filing and, provided further, that this clause (ii) shall not apply to clause
(d) above with respect to any transfers of shares of Common Stock by Michael J. Quillen to the Michael J. Quillen Family Limited Partnership, or such other limited partnership, trust or investment vehicle, in connection with bona fide estate planning, provided that the Michael J. Quillen Family Limited Partnership, or such other limited partnership, trust or investment vehicle, as applicable, complies with the requirements of clause (i) above. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, CGMI and UBS on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; provided that, if applicable, the undersigned may issue to the Company a notice of demand pursuant to the Amended and Restated Stockholder Agreement of the Company, dated October 26, 2005, as amended, so long as no registration statement is filed by the Company in response to such demand notice during the period ending 90 days after the date of the Prospectus. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's share of Common Stock except in compliance with the foregoing restrictions.

         The undersigned understands that the Company, the Selling Stockholders and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the Underwriters.

                                            Very truly yours,


                                            --------------------------
                                            (Name)


                                            --------------------------
                                            (Address)

                                                                       EXHIBIT B


                         [FORM OF BARTLIT BECK OPINION]





                                                January [ ], 2006

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Davenport & Company LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

                  Re: Alpha Natural Resources, Inc.
                      -----------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Alpha Natural Resources, Inc., a Delaware corporation (the "Company"), in connection with the sale by the selling stockholders named on Schedule I (the "Selling Stockholders") to, and the purchase by the several underwriters (the "Underwriters") named on Schedule II to, the Underwriting Agreement, dated January [ ], 2006 (the "Underwriting Agreement"), among the Company, the Selling Stockholders, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., UBS Securities LLC, Bear, Stearns & Co. Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Davenport & Company LLC, of an aggregate of 12,316,110 shares (the "Firm Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), plus an option granted by the Selling Stockholders to the Underwriters to purchase up to an additional 1,847,417 shares (the "Option Shares" and, together with the Firm Shares, the "Shares") of Common Stock to cover over-allotments. Capitalized terms not otherwise defined in this letter shall have the respective meanings ascribed to them by the Underwriting Agreement.

         This opinion is delivered to you at the Company's request pursuant to
Section 6(c)(i) of the Underwriting Agreement. Concurrent with the delivery of this opinion, (i) Simpson Thacher & Bartlett, LLP, special New York counsel to the Company, (ii) Vaughn R. Groves, Vice President and General Counsel of the Company and (iii) Thomas R. Denison, General Counsel of First Reserve GP IX, Inc. are delivering to you separate opinions to which we refer you for further information regarding legal matters arising under the Underwriting Agreement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

         o   an executed copy of the Underwriting Agreement;

         o the preliminary prospectus included in the Registration Statement at the time it became effective together with each free writing prospectus, if any, identified on Schedule IV to the Underwriting Agreement (together, the "Time of Sale Prospectus");

         o the Registration Statement on Form S-1 (File No. 333-129030) relating to the Shares, filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on October 14, 2005, as amended by Amendment No. 1 thereto filed with the Commission on December 2, 2005, Amendment No. 2 thereto filed with the Commission on December 14, 2005, and Amendment No. 3 thereto filed with the Commission on January [ ], 2006, including information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A of the rules and regulations under the Securities Act (such Registration Statement, as amended and declared effective by the Commission, being hereinafter referred to as the "Registration Statement");

         o the final Prospectus, dated January [ ], 2006 relating to the Shares, filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Securities Act (the "Prospectus");

         o copies of the Company's (i) Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and
             (ii) Amended and Restated Bylaws (collectively, the "Organizational Documents"), each certified by an officer of the Company to be true and correct on the date of this letter;

         o a copy of a certificate of the Secretary of State of the State of Delaware dated January [ ], 2006, certifying that the Company is in good standing in the State of Delaware as of such date;

         o the resolutions adopted by the Board of Directors of the Company and an Offering Committee of the Board of Directors of the Company relating to, among other things, the registration of the Shares under the Securities Act;

         o a specimen certificate representing the Common Stock of the Company;

         o copies of other certificates and documents delivered at the Closing in connection with the sale of the Shares, including an Officer's Certificate of the Company, the form of which is attached as Attachment A to this letter (the "Officer's Certificate"); and

         o such other documents and certificates as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In addition, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company (including the Officer's Certificate), and other persons, and we have made such investigations of facts and law, as we have deemed necessary or appropriate as a basis for the opinions expressed below, except that as to the factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon the documents listed above, upon certificates of the officers of the Company and of public officials, and upon public records. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents and instruments in connection with which this opinion is rendered, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. In making our examination of documents, we have assumed that the parties thereto (other than the Company) are validly existing, had or will have the power (corporate or other) to enter into and perform all obligations thereunder, and have duly authorized by all requisite action (corporate or other) and executed and delivered such documents. In addition, we have assumed the validity and binding effect of all documents on the parties thereto, other than the Company.

         References to (i) "Applicable Laws" shall mean those laws, rules or regulations of the United States of America, the State of Colorado and the Delaware General Corporation Law which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement; (ii) "Applicable Orders" shall mean any judicial or regulatory order or decree of an Applicable Governmental Authority by which the Company is bound and which have been specifically identified to us in the Officer's Certificate;
(iii) "Governmental Authority" shall mean any executive, legislative, judicial, administrative, or regulatory body, agency, commission, board, bureau, or instrumentality; (iv) "Applicable Governmental Authority" shall mean any Colorado or federal Governmental Authority; (v) "Governmental Approval" shall mean any consent, action, exemption of, approval, license, authorization, or validation of, or filing, recording, or registration with any Governmental Authority; (vi) "Applicable Governmental Approval" shall mean any Governmental Approval of any Applicable Governmental Authority under Applicable Laws; and
(vii) "Applicable Contract" shall mean any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement.

         To the extent that any of the opinions or statements expressed below with respect to the existence or absence of facts is indicated to be based on our knowledge, you should understand that, except to the extent expressly set forth in this letter, we have not undertaken any independent investigation (other than inquiries of certain officers of the Company) to determine the existence or absence of such facts and have relied solely on representations and warranties of the Company contained in the Underwriting Agreement and in certificates of officers of Company (including the Officer's Certificate) and the other corporate records and instruments referred to above as to the existence or absence of such facts. Moreover, references to our knowledge refer only to the actual knowledge of the members of the firm and attorneys associated therewith having primary responsibility for the representation of the Company. Accordingly, you should not draw any inference that we know or should know of the existence or absence of any additional facts.

     Our opinions are subject to the following further qualifications:

     (a) Our opinion set forth in paragraph 1 below with respect to the Company being in good standing under the laws of the State of Delaware is based solely on our review of a certificate from the Secretary of State of Delaware, dated January [ ], 2006.

     (b) Our opinions are limited to laws which, in our experience, are normally applicable to general business corporations not engaged in regulated business activities and to transactions of the type contemplated by the Underwriting Agreement (and we have not made any special investigations of any other laws), except that we express no opinion as to any law to which the Company may be subject as a result of your legal or regulatory status.

     (c) Our opinion that the Registration Statement has become effective under the Securities Act is based on oral advice from the staff of the Commission to that effect.

     Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         1. The Company has been duly incorporated, and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus.

         2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         3. The Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

         4. The Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         5. No Applicable Governmental Approval is required for the execution and delivery by the Company of the Underwriting Agreement, or the performance by the Company of its obligations under the Underwriting Agreement, except for the registration under the Securities Act, of the Shares to be sold by the Selling Stockholders and such Applicable Governmental Approvals as may be required to be obtained or made under state securities or "blue sky" laws or by the rules and regulations of the NASD in connection with the purchase and sale of the Shares by the Underwriters.

         6. The execution, delivery and performance by the Company of the Underwriting Agreement will not result in a breach or default under any Applicable Contract, nor will such action result in a violation of the Organizational Documents of the Company or any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether or not the execution, delivery and performance by the Company of the Underwriting Agreement and the consummation of the transactions contemplated thereunder will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company.

         7. The statements set forth in the Prospectus under the captions "Description of Capital Stock," "Description of Indebtedness," and "Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders," insofar as such statements purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, fairly describe or summarize such provisions in all material respects.

         8. The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act has been made in accordance with Rule 424(b) and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         9. Each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view as to the financial statements, schedules and other financial or accounting information, including any pro forma financial information, and statistical data contained in or omitted from the Registration Statement or the Prospectus.

         The foregoing opinions are limited to the specific issues addressed and to laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

         We are members of the Bar of the State of Colorado and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America, the State of Colorado, and the Delaware General Corporation Law. To the extent that any of our opinions set forth above are governed by the laws of any jurisdiction other than the State of Colorado, the Delaware General Corporation Law and applicable federal laws, we have assumed that the laws of all such jurisdictions which may govern the Underwriting Agreement are identical in all respects to the laws of the State of Colorado.

         This letter is being furnished only to the addressees hereof and is solely for their benefit in connection with the above-described transaction. Neither this letter nor any statement contained herein may be relied upon, used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, firm or corporation, without our prior written consent, except that EquiServe Trust Company, N.A., as the transfer agent for the Company, may rely upon paragraphs 3, 5 and 8.



                                       Very truly yours,

                                       BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP

                                                                       EXHIBIT C

                    [FORM OF BARTLIT BECK NEGATIVE ASSURANCE]



                                                January [  ] , 2006

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Davenport & Company LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

                      Re: Alpha Natural Resources, Inc.
                          -----------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Alpha Natural Resources, Inc., a Delaware corporation (the "Company"), in connection with the sale by the selling stockholders named on Schedule I to, and the purchase by the several underwriters (the "Underwriters") named on Schedule II to, the Underwriting Agreement, dated January [ ], 2006 (the "Underwriting Agreement"), among the Company, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., UBS Securities LLC, Bear, Stearns & Co. Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Davenport & Company LLC, of an aggregate of 12,316,110 shares (the "Firm Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), plus an option granted by certain of the Selling Stockholders to the Underwriters to purchase up to an additional 1,847,417 shares (the "Option Shares" and, together with the Firm Shares, the "Shares") of Common Stock to cover over-allotments. Capitalized terms not otherwise defined in this letter shall have the respective meanings ascribed to them by the Underwriting Agreement.

         This letter is delivered to you at the Company's request pursuant to
Section 6(c)(i) of the Underwriting Agreement.

         In our capacity as special counsel to the Company, we participated in conference calls and meetings with certain officers and other representatives of the Company, representatives of KPMG LLP and representatives of and counsel for the Underwriters concerning the preparation of (a) the Registration Statement on Form S-1 (File No. 333-129030) relating to the Shares, filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on October 14, 2005, as amended by

Amendment No. 1 thereto filed with the Commission on December 2, 2005, and Amendment No. 2 thereto filed with the Commission on December 14, 2005, and Amendment No. 3 thereto filed with the Commission on January [ ], 2006, including information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A of the rules and regulations under the Securities Act (such Registration Statement, as amended and declared effective by the Commission, being hereinafter referred to as the "Registration Statement"), (b) the preliminary prospectus included in the Registration Statement at the time it became effective, together with the free writing prospectuses, if any, identified on Schedule IV to the Underwriting Agreement (together, the "Time of Sale Prospectus"), and (c) the final Prospectus, dated January [ ], 2006 relating to the Shares, filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Securities Act (the "Prospectus").

         Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness or fairness of the statements made in Registration Statement, the Time of Sale Prospectus and the Prospectus, and we make no representation that we have independently checked or verified the accuracy, completeness, or fairness of such statements, except insofar as such statements relate to us and except to the extent set forth in opinion paragraph 7 of our letter to you dated the date of this letter. Subject to the foregoing, and relying upon the officers and other representatives of the Company as to materiality, we hereby advise you that our work in connection with this matter did not disclose any facts that led any of the lawyers in our firm who were actively involved in the preparation of the Registration Statement, the Time of Sale Prospectus or the Prospectus to believe that:

                  (A) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (B) the Time of Sale Prospectus, as of [5:00] P.M., New York City time, on January [ ], 2006 (which you have informed us is the time of the pricing of the offering and prior to the first sale of the Shares by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

                  (C) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that, we express no view or belief in any of clauses (A), (B) or (C) above as to the financial statements, schedules or other financial or accounting information, including any pro forma financial information, or statistical data contained in or omitted from the Registration Statement or, the Time of Sale Prospectus or the Prospectus.

         This letter is being furnished only to the addressees hereof and is solely for their benefit in connection with the above transaction. Neither this letter nor any statement contained herein may be used, circulated, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our prior written consent.

                                    Very truly yours,

                                    BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP

                                                                       EXHIBIT D

                [FORM OF SIMPSON THACHER & BARTLETT LLP OPINION]

                                January __, 2006

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
   and the other several
   Underwriters named in Schedule II
   to the Underwriting Agreement
   referred to below
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

         We have acted as special counsel to Alpha Natural Resources, Inc., a Delaware corporation (the "Company"), in connection with the purchase by you of an aggregate of 12,316,110 shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company from certain selling stockholders of the Company (the "Selling Stockholders") named in Schedule I to the Underwriting Agreement (as defined below) pursuant to the Underwriting Agreement dated January __, 2006 among you, the Company and the Selling Stockholders (the "Underwriting Agreement").

         We have examined the Registration Statement on Form S-1 (File No. 333-129030) filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"); the Company's prospectus dated January __, 2006, filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission under the Securities Act; and the Underwriting Agreement. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such other corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In addition, in connection with our opinion set forth in paragraph 3 below, we have assumed that
(i) The Depository Trust Company ("DTC") is a "securities intermediary" as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC"), and the State of New York is the "securities intermediary's jurisdiction" of DTC for purposes of Section 8-110 of the New York UCC, (ii) the Shares to be sold by the Selling Stockholders are registered in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing those Shares,
(iii) DTC indicates by book entries on its books that security entitlements with respect to the Shares to be sold by the Selling Stockholders have been credited to the Underwriters' securities accounts and (iv) the Underwriters are purchasing the Shares to be sold by the Selling Stockholders without notice of any adverse claim (within the meaning of the New York UCC).

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

         1. The execution, delivery and performance by the Company of the Underwriting Agreement will not breach or result in a default under any New York State statute or any rule or regulation that has been issued pursuant to any New York State statute or any order known to us issued pursuant to any New York State statute by any court or governmental agency or body having jurisdiction over the Company or any of their subsidiaries or any of their properties.

         2. No consent, approval, authorization, order, registration or qualification of or with any New York State governmental agency or body or, to our knowledge, any New York State court is required for the compliance by the Company with all of the provisions of the Underwriting Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

         3. Upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to the Shares and no action based on an adverse claim may be asserted against the Underwriters.

         We do not express any opinion herein concerning any law other than the law of the State of New York.

         This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                               Very truly yours,

                                               SIMPSON THACHER & BARTLETT LLP

                                                                       EXHIBIT E


                    [FORM OF COMPANY GENERAL COUNSEL OPINION]

                                                January   , 2006

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Davenport & Company LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

                  Re: Alpha Natural Resources, Inc.
                      -----------------------------

Ladies and Gentlemen:

         I am Vice President and General Counsel of Alpha Natural Resources, Inc., a Delaware corporation (the "Company"), and have acted as in-house counsel for the Company in connection with the sale by the selling stockholders named on
Schedule I (the "Selling Stockholders") to, and the purchase by the several underwriters (the "Underwriters") named on Schedule II to, the Underwriting Agreement, dated January [ ], 2006 (the "Underwriting Agreement"), among the Company, the Selling Stockholders, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., UBS Securities LLC, Bear, Stearns & Co. Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Davenport & Company LLC, of an aggregate of 12,316,110 shares (the "Firm Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), plus an option granted by the Selling Stockholders to the Underwriters to purchase up to an additional 1,847,417 shares (the "Option Shares" and, together with the Firm Shares, the "Shares") of Common Stock to cover over-allotments. Capitalized terms not otherwise defined in this letter shall have the respective meanings ascribed to them by the Underwriting Agreement.

         This opinion is delivered to you pursuant to Section 6(c)(iii) of the Underwriting Agreement. Concurrent with the delivery of this opinion, (i) Bartlit Beck Herman Palenchar & Scott LLP, special counsel to the Company, (ii) Simpson Thacher & Bartlett, LLP, special New York counsel to the Company, and
(iii) Thomas R. Denison, Esq., are delivering to you separate opinions to which I refer you for further information regarding legal matters arising under the Underwriting Agreement.

         In arriving at the opinions expressed below, I or attorneys under my supervision (with whom I have consulted) have examined and relied on, among other things, the following:

         o   an executed copy of the Underwriting Agreement;

         o the Registration Statement on Form S-1 (File No. 333-29030) relating to the Shares, filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on October 14, 2005, as amended by Amendment No. 1 thereto filed with the Commission on December 2, 2005, Amendment No. 2 thereto filed with the Commission on December 14, 2005, and Amendment No. 3 thereto filed with the Commission on January [ ], 2006, including information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A of the rules and regulations under the Securities Act (such Registration Statement, as amended and declared effective by the Commission, being hereinafter referred to as the "Registration Statement");

         o the preliminary prospectus included in the Registration Statement at the time it became effective together with each free writing prospectus, if any, identified on Schedule IV to the Underwriting Agreement (together, the "Time of Sale Prospectus");

         o the final Prospectus, dated January [ ], 2006 relating to the Shares, filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Securities Act (the "Prospectus");

         o copies of each of (i) the respective certificates of incorporation or certificates of formation, as applicable, of the subsidiaries of the Company identified on Schedule I to this letter as the "Delaware Subsidiaries," each as amended to the date of this letter, and (ii) the respective bylaws, limited liability company agreements or partnership agreements, as applicable, of the Delaware Subsidiaries, each as amended to the date of this letter (together, the "Organizational Documents"); and

         o such other documents and certificates as I or the attorneys, paralegals and other professionals under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

         In addition, I or attorneys under my supervision (with whom I have consulted) have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company's subsidiaries, and such other instruments and certificates of public officials, officers and representatives of the Company's subsidiaries, and other persons, and we have made such investigations of facts and law, as we have deemed appropriate as a basis for the opinions expressed below, except that as to the factual matters relevant to the opinions expressed below, we have, without independent investigation, relied upon the documents listed in the preceding paragraph, upon oral or written statements of the officers of the Company's subsidiaries, certificates of public officials, and upon public records.

In the examination conducted by me and attorneys under my supervision (with whom I have consulted), we have assumed the legal capacity of all natural persons, the genuineness of the signatures of persons (other than persons signing on behalf of the Company's subsidiaries) signing all documents and instruments in connection with which this opinion is rendered, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.

         My opinion set forth in paragraph 2 below with respect to the ownership of the equity interests of the Company's subsidiaries is based solely upon my review of the stock and other equity ledgers and minute books of the Company's subsidiaries.

         Based on the foregoing and subject to the qualifications and limitations set forth herein, I am of the opinion that:

         1. Each of the Delaware Subsidiaries has been duly formed or incorporated, as applicable, and is an existing limited liability company, corporation or limited partnership, as applicable, with corporate or other power and authority, as applicable, to own or lease, as the case may be, its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus.

         2. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Subsidiary Equity Interests are owned by the Company, directly or through subsidiaries. The Subsidiary Equity Interests issued by the Delaware Subsidiaries have been duly authorized and, to the extent certificated, have been validly issued and are fully paid and non-assessable.

         3. To my knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or governmental agency, authority or body or any arbitrator under Applicable Law to which the Company or any of its subsidiaries is a party that would be required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.

         4. None of the execution and delivery of the Underwriting Agreement or the performance by the Company of its obligations under the Underwriting Agreement conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the subsidiaries of the Company pursuant to (i) the Organizational Documents of the Company's subsidiaries, (ii) any Applicable Contract, or (iii) any Applicable Law, other than in the case of clauses (ii) and (iii), such breaches, violations, liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect, and provided that I express no opinion, in the case of clause
(ii), with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company and its subsidiaries to the extent the determination of such breach or violation requires quantitative determination.

         As used in this letter, (i) "Applicable Laws" means those laws, rules or regulations of the United States of America and the Commonwealth of Virginia, which, in my experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, but excluding any securities laws of any jurisdiction and the rules and regulations of the National Association of Securities Dealers, Inc. and (ii) "Applicable Contracts" means any agreement or instrument to which the Company or any of its subsidiaries is a party which are filed as an exhibit to the Registration Statement.

         I have not independently verified or checked the accuracy, completeness or fairness of the statements made or included in the Registration Statement, and I take no responsibility therefore.

         In connection with, and under the circumstances applicable to the offering and sale of the Shares, I or attorneys under my supervision (with whom I have consulted), have participated in conference calls and meetings with certain officers and other representatives of the Company, representatives of KPMG LLP and representatives of and counsel for the Underwriters in the course of the preparation by the Company of the Registration Statement, the Time of Sale Prospectus and the Prospectus. I or attorneys under my supervision (with whom I have consulted), also have reviewed certain records and documents of the Company and its subsidiaries furnished to me, as well as the documents delivered to you at the Closing. Based upon our review of the Registration Statement, the Time of Sale Prospectus and the Prospectus, our participation in the conference calls and meetings referred to above and our review of the documents and records as described above, no facts have come to my attention that causes me to believe that:

                  (A) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (B) the Time of Sale Prospectus, as of [5:00 p.m.] New York time on January [ ], 2006 (which you have informed us is the time of the pricing of the offering and prior to the first sale of the Shares by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

                  (C) the Prospectus, as of its date and as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that, I express no view or belief in any of clauses (A), (B) or (C) above as to the financial statements, schedules and other financial or accounting information, including any pro forma financial information, and statistical data included therein or excluded therefrom.

         The foregoing opinions are limited to the specific issues addressed and to laws existing on the date hereof. By rendering my opinion, I do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretations thereof which may occur after the date hereof.

         I am qualified to practice law in the Commonwealth of Virginia and do not purport to express any opinion herein concerning any law other than the laws of said jurisdiction and the United States of America. To the extent that any of my opinions set forth above are governed by the laws of any jurisdiction other than the Commonwealth of Virginia and applicable federal laws, I have assumed the laws of all such jurisdictions which may govern the Underwriting Agreement are identical in all respects to the laws of the Commonwealth of Virginia.

         This letter is being furnished only to the addressees hereof and is solely for their benefit in connection with the above transaction. Neither this letter nor any statement contained herein may be relied upon, used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, firm or corporation, without my prior written consent.

                                         Very truly yours,


                                         Vaughn R. Groves
                                         Vice President and General Counsel

                                                                      Schedule I
                                                                      ----------


                          LIST OF DELAWARE SUBSIDIARIES


1.  Alpha Coal Sales Co., LLC

2.  Alpha Land and Reserves, LLC

3.  Alpha Natural Resources, LLC

4.  Alpha Natural Resources Capital Corp.

5.  Alpha Natural Resources Services, LLC

6.  Alpha NR Holding, Inc.

7.  Alpha Terminal Company, LLC

8.  AMFIRE, LLC

9.  AMFIRE Holdings, Inc.

10. AMFIRE Mining Company, LLC

11. AMFIRE WV, L.P.

12. Brooks Run Mining Company, LLC

13. Callaway Land and Reserves, LLC

14. Callaway Natural Resources, Inc.

15. Dickenson-Russell Coal Company, LLC

16. Dickenson-Russell Land and Reserves, LLC

17. Enterprise Mining Company, LLC

18. Esperanza Coal Co., LLC

19. Kingwood Mining Company, LLC

20. Mate Creek Energy, LLC

21. Maxxim Rebuild Co., LLC

22. Maxxim Shared Services, LLC

23. Maxxum Carbon Resources, LLC

24. McDowell-Wyoming Coal Company, LLC

25. Paramont Coal Company Virginia, LLC

26. Premium Energy, LLC

27. Virginia Energy Company, LLC

                                                                       EXHIBIT F


       [FORM OF OPINION OF GENERAL COUNSEL OF FIRST RESERVE GP IX, INC.]

                                 FRC LETTERHEAD

                                January __, 2006

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Davenport & Company LLC
(the "Underwriters")

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

      Re:   Underwriting Agreement dated January __, 2006

Ladies and Gentlemen:


      I am the General Counsel of First Reserve GP IX, Inc., a Delaware corporation ("GP Inc."), and have acted as counsel to each of First Reserve Fund IX, L.P., a Delaware limited partnership ("Fund IX"), and First Reserve GP IX, L.P., a Delaware limited partnership ("GP LP") in connection with the preparation of the Underwriting Agreement, dated as of January __, 2006, by and between the Underwriters and the Selling Stockholders (the "Underwriting Agreement").

      Each capitalized term used and not defined herein has the meaning assigned to that term in the Underwriting Agreement.

      I have assumed without independent investigation that:

a) The signatures on all documents examined by me are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of Fund IX) were duly authorized, the documents submitted to me as originals are authentic, and the documents submitted to me as certified or reproduction copies conform to the originals;

b) Each party to the Underwriting Agreement (other than Fund IX) has all requisite power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the execution and delivery of the Underwriting Agreement by each such party and performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate any law, regulation, order, judgment or decree applicable to such party, and the Underwriting Agreement has been duly executed and delivered by each such party and is a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms; and



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c)    There are no agreements or understandings between or among any of the parties to the Underwriting Agreement or third parties that would expand, modify or otherwise affect the terms of the Underwriting Agreement or the respective rights or obligations of the parties thereunder.

      In rendering this opinion, I have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, certificates, instruments and other documents as I have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, I have relied to the extent I deemed appropriate and without independent investigation upon certificates obtained from public officials and others.

      In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by "to my knowledge," "known to me" or by words of similar import, it is intended to indicate that no information has come to my attention that gives me actual knowledge of the inaccuracy of such statement or opinion.

      Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

            1. The Underwriting Agreement has been duly authorized, executed and delivered by each of the First Reserve Selling Stockholders.

            2. The sale of the Shares by each of the First Reserve Selling Stockholders and the compliance by each of the First Reserve Selling Stockholders with all of the provisions of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which such First Reserve Selling Stockholder is a party or by which such First Reserve Selling Stockholder is bound or to which any of the property or assets of such First Reserve Selling Stockholder is subject, nor will such action violate the organizational documents of such First Reserve Selling Stockholder or any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act or any order known to me issued pursuant to any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act by any court or governmental agency or body having jurisdiction over such First Reserve Selling Stockholder or any of its properties.

            3. No consent, approval, authorization, order, registration or qualification of or with any federal or governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Act or, to my knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware Revised Uniform Limited Partnership Act is required for the sale of the Shares by the First Reserve Selling Stockholders and the compliance by the First Reserve Selling Stockholders with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.


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            4. Each of the First Reserve Selling Stockholders has full limited partnership power, right and authority to sell the Shares to be sold by such First Reserve Selling Stockholder.

      The foregoing opinions are subject to the following exceptions, qualifications and limitations:

      A. My opinion is subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law), including without limitation the implied covenants of good faith and fair dealing.

      B. Provisions of the Underwriting Agreement relating to indemnification, contribution or exculpation may be limited by public policy or by law.

      C. For purposes of my opinion in paragraph 2, I have considered only those laws and regulations that in my experience are normally applicable to transactions of the type contemplated in the Underwriting Agreement.

      D. I am qualified to practice law in the State of New York and do not purport to be an expert on, or to express any opinion herein concerning any laws other than the laws of the State of New York or the Delaware Revised Uniform Limited Partnership Act. I express no opinion regarding the Securities Act of 1933, as amended, or, except for the limited purpose of the opinions set forth in paragraph 3, any other federal or state securities laws or regulations.

      This opinion is rendered to the Underwriters in connection with the Underwriting Agreement and may not be relied upon by any person other than the Underwriters in any other context, provided that the Underwriters may provide this opinion (i) to bank examiners and other regulatory authorities should they so request in connection with their normal examinations, (ii) to the independent auditors and attorneys of the Underwriters, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which any of the Underwriters is a party arising out of the transactions contemplated by the Underwriting Agreement, or (v) the proposed permitted assignee of or participant in the interest of the Underwriters under the Underwriting Agreement. This opinion may not be quoted without the prior written consent of GP Inc.

                                      Very truly yours,


                                      Thomas R. Denison

                                      General Counsel, First Reserve GP IX, Inc.



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